Exhibit 10.1

Execution Version

SETTLEMENT AGREEMENT

AMONG THE DEBTORS, CCOH, THE SPONSOR ENTITIES, THE DELAWARE

INDIVIDUAL DEFENDANTS, AND THE SETTLING PLAINTIFFS

This Settlement Agreement, dated as of December 16, 2018 (this “Settlement Agreement”) is entered into between and among: (a) GAMCO Asset Management, Inc. (“GAMCO”) both individually on behalf of the putative class of public shareholders of Clear Channel Outdoor Holdings, Inc. (“CCOH”) and derivatively on behalf of CCOH, and Norfolk County Retirement System (“Norfolk”), both individually and derivatively on behalf of CCOH (together with GAMCO and the Remaining Minority Shareholders (as defined herein), the “Settling Plaintiffs”); (b) CCOH; (c) Bain Capital Partners, LLC and Bain Capital LP (collectively, “Bain”); (d) Thomas H. Lee Partners, L.P. (“THL,” and together with Bain, the “Sponsor Entities”); (e) the Delaware Individual Defendants (as defined herein); and (f) iHeartMedia, Inc., and its debtor affiliates (collectively, the “Debtors”) in the Debtors’ chapter 11 cases (the “Chapter 11 Cases”) and embodies the terms and conditions of (x) a global settlement of all direct or derivative claims by or on behalf of the Settling Plaintiffs or CCOH, as applicable, against the Settling Defendants’/Company’s Releasees (as defined herein), including those that have been asserted, could have been asserted, or could ever be asserted with respect to the Chapter 11 Cases and/or in the cases captioned (a) GAMCO Asset Mgmt. v. Hendrix, et al., C.A. No. 2018-0633-JRS (Del. Ch.) (the “GAMCO Action”) and (b) Norfolk County Retirement System v. Hendrix, et al., C.A. No. 2017-0930-JRS (Del. Ch.) (the “Norfolk Action,” and together with the GAMCO Action, the “Delaware Actions”) and (y) the separation of CCOH (or its successor) and the subsidiaries of CCOH (or its successor) from the Debtors in accordance with the Plan (as defined herein) and the Settlement Term Sheet dated November 22, 2018 attached hereto as Exhibit B (the “Separation,” and together with the Delaware Actions, the “Settlement”). Subject to the approval of the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) and the terms and conditions expressly provided herein, this Settlement Agreement is intended to fully, finally, and forever compromise, settle, release, resolve, and dismiss with prejudice all claims by or on behalf of the Settling Plaintiffs or CCOH, as applicable, against the Settling Defendants’/Company’s Releasees (as defined herein), including but not limited to those asserted in the Delaware Actions against the Settling Defendants and the Debtors, and those related to the Separation, upon the completion of the Settling Parties’ (as defined herein) respective obligations set forth herein.

WHEREAS:

A. On November 29, 2017, CCOH entered into a Third Amendment (the “Third Amendment”) to a certain Revolving Promissory Note, dated November 10, 2005, between iHeartCommunications, Inc., as maker, and CCOH as payee, as amended, amended and restated, supplemented or otherwise modified from time to time (the “Intercompany Note”), which amendment extended the maturity date of the Intercompany Note from December 15, 2017 to May 15, 2019.

B. On December 29, 2017, Norfolk filed a verified derivative complaint on behalf of CCOH against certain of the Settling Defendants (the “Norfolk Action Defendants”) in the Delaware Court of Chancery (the “Norfolk Complaint”). As in the GAMCO Action, the Norfolk Complaint challenged the decision to extend the maturity of the Intercompany Note.

C. On March 6, 2018, the Norfolk Action Defendants filed a motion to dismiss the Norfolk Complaint, along with their opening brief in support thereof. The Norfolk Action Defendants argued, inter alia, that the Norfolk Complaint failed to state a valid claim for relief under governing law. Briefing on the Norfolk Action Defendants’ motion to dismiss was completed on June 26, 2018. Oral argument on the motion to dismiss was heard by the Court of Chancery on September 20, 2018. The Court of Chancery has not yet issued its decision on the motion to dismiss.

D. On March 16, 2018, the Debtors entered into a restructuring support agreement (the “Restructuring Support Agreement”) with groups representing their primary stakeholders. The Restructuring Support Agreement and the Plan contemplate the Separation, subject to negotiations of an agreement among the stakeholders, occurring on the effective date of the Debtors’ Plan (the “Plan Effective Date”). The Settlement is the result of extensive negotiations regarding the Separation between the Debtors, the CCOH Special Committee (as defined herein), and GAMCO, and the Settlement is an integral part of the Debtors’ plan of reorganization and maximizes the value of the Debtors’ interests in CCOH for the benefit of the Debtors’ estates.

E. On March 14, 2018, the Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code.

F. On March 16, 2018, counsel for (i) those Debtors that are also Norfolk Action Defendants and (ii) the Sponsoring Entities filed a Notice of Suggestion of Pendency of Bankruptcy and Automatic Stay of Proceedings (i) notifying the Court of Chancery that the Debtors had filed the Voluntary Petitions and (ii) informing the Court of Chancery that actions against the Debtors were subject to the Automatic Stay, pursuant to Section 362(a) of the Bankruptcy Code. That same day, counsel for Norfolk wrote the Court of Chancery stating that the Automatic Stay only stayed the Norfolk Action as to Debtors, and not as to any of the other Norfolk Action Defendants.

G. On August 27, 2018, GAMCO, a minority shareholder of CCOH, filed a verified class action complaint (the “GAMCO Complaint”) on its own behalf and on behalf of the Proposed Settlement Class. The GAMCO Complaint was filed in the Delaware Court of Chancery (as defined herein) and named as defendants the Delaware Individual Defendants and certain of the Sponsor Entities. The GAMCO Complaint alleged that the Delaware Individual Defendants breached their fiduciary duties by failing to employ available contractual rights to demand repayment of the Intercompany Note, and to declare a pro rata dividend to shareholders of CCOH. The GAMCO Complaint also challenged the decision to extend the maturity of the Intercompany Note.

H. In the GAMCO Complaint, GAMCO further alleged that had the Intercompany Note Committee Defendants (as defined herein) exercised their available contractual rights, certain of the Settling Defendants would have avoided the “virtual certainty” that the Intercompany Note balance would become “impaired or wholly uncollectable” when the Debtors filed for bankruptcy on March 14, 2018.1 The GAMCO Complaint requested an order declaring that the Delaware Individual Defendants and certain of the Sponsor Entities breached fiduciary duties to the minority shareholders of CCOH, as well as an award of damages.

I. On September 5, 2018, GAMCO filed GAMCO Asset Management, Inc.’s Limited Objection to the Debtors’ Motion For Approval of the Disclosure Statement [Docket No. 1406] objecting to the release provisions contained in the Plan and reserving its rights with respect to confirmation of the Plan. In discussions with the Debtors’ Counsel (as defined herein), GAMCO has threatened to object to confirmation of the Plan derivatively on behalf of CCOH based on the treatment of the balance on the Intercompany Note owed to CCOH.

[1]	See GAMCO Complaint at 2.

J. On November 28, 2018, Norfolk filed the Limited Objection of Norfolk County Retirement System To The Approval Of Fifth Amended Joint Chapter 11 Plan Of Reorganization [Docket No. 2055] objecting to the release provisions contained in the Plan, proposing revisions to the release provisions contained in the Plan, and reserving its rights with respect to confirmation of the Plan.

K. On December 3, 2018, Debtors filed a Notice of Filing of Separation Settlement Term Sheet [Docket No. 2111] (the “Separation Term Sheet”). The Separation Term Sheet, inter alia, outlined terms of a proposed settlement among GAMCO, CCOH, Debtors, defendants in the GAMCO Action, and the Sponsoring Entities, including describing releases that would be provided in connection with that settlement.

L. On December 8, 2018, Debtors filed a Joint Emergency Motion for Entry of an Order (I) Directing the Application of Bankruptcy Rules 7023 and 7023.1, (II) Preliminarily Approving the Settlement, (III) Approving the Retention of Prime Clerk LLC as Notice Administrator, (IV) Approving the Form and Manner of Notice, (V) Scheduling a Fairness Hearing to Consider Final Approval of the Settlement as Part of Confirmation of the Plan, and (VI) Granting Related Relief [Docket No. 2143] (the “Joint Emergency Motion”), and GAMCO filed an Emergency Motion for Entry of an Order (I) Directing the Application of Bankruptcy Rule 7023 and 7023.1, (II) Certifying a Class, Designating a Class Representative, and Appointing Class Counsel for Purposes of Settlement, and (III) Granting Related Relief [Docket No. 2144] (the “GAMCO Class Certification Motion”; and collectively with the Joint Emergency Motion, the “Emergency Motions”). Debtors and GAMCO, respectively, requested that the Court consider the Emergency Motions at a hearing on December 11, 2018.

M. On December 10, 2018, Norfolk filed a Preliminary Objection to the Emergency Motions [Docket No. 2149] (“Norfolk’s Preliminary Objection”). At a hearing on December 11, 2018, the Court scheduled a further hearing concerning Norfolk’s Preliminary Objection for December 17, 2018.

N. On December 13, 2018, the Debtors and CCOH filed the Joint Further Reply in Support of Joint Emergency Motion and Emergency Motion [Docket No. 2188] addressing Norfolk’s Preliminary Objection.

O. Following the December 11 hearing, counsel for Norfolk and the Settling Defendants engaged in further negotiations that resulted in the agreement reflected in this Settlement Agreement.

P. This Settlement Agreement (together with the exhibits hereto) reflects the final and binding agreement between the Settling Parties with respect to the Delaware Actions, the Plan, and the Separation.

Q. GAMCO, based upon its investigation and prosecution of the GAMCO Action and prior related litigation, as well as its pursuit of claims and objections in connection with the Chapter 11 Cases, has concluded that the terms and conditions of this Settlement Agreement are fair, reasonable, adequate, and in the best interests of CCOH and the Settling Plaintiffs. GAMCO, based on its direct oversight of the prosecution of the GAMCO Action and prior related litigation, as well as its pursuit of claims and objections in connection with the Chapter 11 Cases, and with the advice of Entwistle & Cappucci LLP, has agreed to settle and release the claims raised in the GAMCO Action against the Settling Defendants, and all other causes of action that have been asserted, could have been asserted, or could ever be asserted by or on behalf of the Settling Plaintiffs or CCOH, individually, derivatively, and/or on a class basis relating in any way to the subject matter of the Debtors’ Chapter 11 Cases or the GAMCO Action or the intercompany agreements between CCOH and the Debtors, including any and all claims relating to the negotiation or execution of this Settlement, pursuant to the terms and provisions of this Settlement Agreement, after considering, among other things: (a) the substantial financial benefit that the Settling Plaintiffs and CCOH will receive under this Settlement Agreement; and (b) the significant risks and costs of continued litigation and trial against the Settling Defendants.

R. Norfolk, based upon its investigation and prosecution of the Norfolk Action and prior related litigation, as well as its pursuit of claims and objections in connection with the Chapter 11 Cases, has concluded that the terms and conditions of this Settlement Agreement are fair, reasonable, adequate, and in the best interests of CCOH and the Settling Plaintiffs. Norfolk, based on its direct oversight of the prosecution of the Norfolk Action and prior related litigation, as well as its pursuit of claims and objections in connection with the Chapter 11 Cases, and with the advice of Settling Plaintiffs’ Counsel, has agreed to settle and release the claims raised in the Norfolk Action against certain of the Settling Defendants, and all other causes of action that have been asserted, could have been asserted, or could ever be asserted by or on behalf of the Settling

Plaintiffs or CCOH, individually, derivatively, and/or on a class basis relating in any way to the subject matter of the Debtors’ Chapter 11 Cases or the Norfolk Action or the intercompany agreements between CCOH and the Debtors, including any and all claims relating to the negotiation or execution of this Settlement, pursuant to the terms and provisions of this Settlement Agreement, after considering, among other things: (a) the substantial financial benefit that the Settling Plaintiffs and CCOH will receive under this Settlement Agreement; and (b) the significant risks and costs of continued litigation and trial against the Settling Defendants.

S. The CCOH Special Committee has concluded that the terms and conditions of this Settlement Agreement are fair, reasonable, adequate, and in the best interests of CCOH. The CCOH Special Committee, based on its pursuit of claims and objections in connection with the Chapter 11 Cases, and with the advice of CCOH Special Committee’s Counsel and financial advisors, has agreed, on behalf of CCOH, to the fullest extent of the CCOH Special Committee’s authority to do so under its authorizing resolutions, to settle and release causes of action that have been asserted, could have been asserted, or could ever be asserted by or on behalf of CCOH, individually, derivatively, and/or on a class basis relating in any way to the subject matter of the Debtors’ Chapter 11 Cases or the intercompany agreements between CCOH and the Debtors, including the claims in the Norfolk Action and any and all claims relating to the negotiation or execution of this Settlement, pursuant to the terms and provisions of this Settlement Agreement, after considering, among other things: (a) the substantial financial benefit that CCOH will receive under this Settlement Agreement; and (b) the significant risks and costs of continued litigation.

T. This Settlement Agreement constitutes a compromise of all matters that are in dispute between the Settling Parties. The Settling Defendants and CCOH are entering into this Settlement Agreement solely to implement the Separation and eliminate the uncertainty, burden, and expense of further protracted litigation. Each of the Settling Defendants denies any wrongdoing, and this Settlement Agreement shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Settling Defendants with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the Settling Defendants have, or could have, asserted. The Settling Defendants and the Debtors expressly deny that the Settling Plaintiffs or CCOH have asserted any valid claims against any of the Settling Defendants or the Debtors, and expressly deny any and all allegations of fault, liability, wrongdoing or damages whatsoever.

U. Similarly, this Settlement Agreement shall in no event be construed or deemed to be evidence of or an admission or concession on the part of the Settling Plaintiffs of any infirmity in any of the claims asserted in the Delaware Actions, or an admission or concession that any of the Settling Plaintiffs’ claims to liability had any merit.

NOW THEREFORE, it is hereby stipulated and agreed, by and among the Settling Parties, by and through their respective undersigned attorneys and subject to approval by the Bankruptcy Court pursuant to sections 105(a), 363(b), and 1123(b) of title 11 of the United States Code, rules 23 and 23.1 of the Federal Rules of Civil Procedure, and rules 7023, 7023.1, and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), that, in consideration of the benefits flowing to the Settling Plaintiffs and CCOH from this Settlement Agreement, all Released Claims as against the Settling Defendants’/Company’s Releasees and all Released Claims as against the Settling Plaintiffs’ Releasees shall be settled and released, upon and subject to the terms and conditions set forth below and as incorporated into the Plan; provided that, for the avoidance of doubt, the obligations of a Releasee under the Settlement Agreement, the Separation Documents, or the Plan shall not be released.

DEFINITIONS

1. As used in this Settlement Agreement and any exhibits attached hereto and made a part hereof, the following capitalized terms shall have the following meanings:

(a) “Bain” means Bain Capital Partners, LLC and Bain Capital LP.

(b) “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas.

(c) “Board Defendants” means Blair Hendrix, Douglas L. Jacobs, Daniel G. Jones, Paul Keglevic, Vincente Piedrahita, Robert W. Pittman, Olivia Sabine, and Dale W. Tremblay.

(d) “CCOH and the Delaware Individual Defendants’ Counsel” means Wilson Sonsini Goodrich & Rosati, P.C.

(e) “CCOH Special Committee” means the special committee of independent directors established by the board of directors of CCOH on January 23, 2018, to consider, review, and negotiate certain transactions between the Debtors and CCOH in connection with the Debtors’ Chapter 11 Cases.

(f) “CCOH Special Committee’s Counsel” means Willkie Farr & Gallagher LLP.

(g) “Class Period” means, for settlement purposes only, the period from March 14, 2015 to March 14, 2018.

(h) “Confirmation Order” means an order of the Bankruptcy Court confirming the Plan.

(i) “Corporate Services Agreement” means that certain Corporate Services Agreement dated November 16, 2005 by and between iHeartMedia Management Services, Inc. and CCOH.

(j) “Debtors’ Counsel” means the law firm of Kirkland & Ellis, LLP.

(k) “Delaware Actions” means collectively, the cases filed in the Delaware Court of Chancery captioned (a) GAMCO Asset Management, Inc. v. Blair Hendrix, et. al., Case No. 208-0633-VCS (Del. Ch.) and (b) Norfolk County Retirement System v. Hendrix, et al., C.A. No. 2017-0930-JRS (Del. Ch.).

(l) “Delaware Court of Chancery” means the Court of Chancery of the State of Delaware.

(m) “Delaware Individual Defendants” means collectively, the Board Defendants and the Intercompany Note Committee Defendants.

(n) “Effective Date” with respect to the Settlement Agreement means the first date by which all of the events and conditions specified in section 16 of this Settlement Agreement have been met and have occurred or have been waived in writing pursuant to the notice provision provided herein.

(o) “iHC” means iHeartCommunications, Inc.

(p) “iHM” means iHeartMedia, Inc.

(q) “Intercompany Note Committee Defendants” means Dale W. Tremblay, Douglas L. Jacobs, and Paul Keglevic, as members of the independent committee of the CCOH Board of Directors as of November 8, 2017 that was created in 2013 to monitor the balance of the Intercompany Note.

(r) “Litigation Expenses” means reasonable costs and expenses incurred in connection with commencing, prosecuting, and settling the Delaware Actions and the claims and objections in connection with the Chapter 11 Cases (which may include the costs and expenses of the Settling Plaintiffs’ Counsel directly related to their representation of the Proposed Settlement Class).

(s) “Notice” means the Notice of Settlement, substantially in the form attached hereto as Exhibit 1 to Exhibit A, which is to be mailed to the Proposed Settlement Class.

(t) “Notice Administrator” means Prime Clerk LLC, the firm retained, subject to approval of the Bankruptcy Court, to provide all notices approved by the Bankruptcy Court to the Proposed Settlement Class.

(u) “Notice Costs” means the reasonable costs, fees, and expenses that are incurred in connection with providing notices to the Proposed Settlement Class concerning this Settlement Agreement as set forth herein (including, without limitation, mailing of the Notice to the Proposed Settlement Class and publication of the Summary Notice).

(v) “Plan” means the Debtors’ Modified Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, attached hereto as Exhibit D, as may be modified or amended from time to time.

(w) “Preliminary Approval Order” means the order, substantially in the form attached hereto as Exhibit A, with any revisions reasonably acceptable to CCOH, GAMCO, Norfolk, and the Debtors, to be entered by the Bankruptcy Court preliminarily approving the Settlement and directing that notice of the Settlement be provided to the Proposed Settlement Class.

(x) “Proposed Settlement Class” means all persons and entities who or which purchased or otherwise acquired or held shares of CCOH common stock during the Class Period. Included within the Proposed Settlement Class are all persons and entities who or which purchased or otherwise acquired shares of CCOH common stock on the open market and/or pursuant or traceable to the registered public offerings on or about November 11, 2005.

(y) “Released Claims” means all claims, objections and all other causes of action that have been asserted, could have been asserted, or could ever be asserted by or on behalf of the Settling Plaintiffs or CCOH, individually, derivatively, and/or on a class basis relating in any way to the subject matter of the Debtors’ Chapter 11 Cases or the Delaware Actions or the intercompany agreements between CCOH and the Debtors, including any and all claims relating to the Separation and actions taken to effectuate the Separation, including, without limitation, the refinancing of certain indebtedness of CCOH, or the negotiation or execution of the Settlement, with the exception of the Releasee’s ongoing obligations under the Settlement, the Separation Documents, or the Plan.

(z) “Releasee(s)” means each and any of the Settling Defendants’/Company’s Releasees and each and any of the Settling Plaintiffs’ Releasees.

(aa) “Releases” means the releases set forth in section 7 and section 10 of this Settlement Agreement.

(bb) “Remaining Minority Shareholders” means all members of the Proposed Settlement Class except for GAMCO and Norfolk.

(cc) “Restructuring Support Agreement” means that certain Restructuring Support Agreement, made and entered into as of March 16, 2018, by and among the Debtors, the Consenting Creditors (as defined therein) party thereto from time to time, and the Consenting Sponsors (as defined therein) party thereto from time to time, as such may be amended from time to time in accordance with its terms.

(dd) “Separation” means the separation of CCOH (or its successor) and the Subsidiaries of CCOH (or its successor) from the Debtors in accordance with the Plan.

(ee) “Separation Documents” means collectively, (i) the Settlement and Separation Agreement, substantially in the form attached hereto as Exhibit 1 to Exhibit C, with any revisions reasonably acceptable to (a) CCOH, (b) the Debtors, and (c) GAMCO, solely with respect to any revisions that are materially inconsistent with the Term Sheet and adverse to CCOH; (ii) the Transition Services Agreement, substantially in the form attached hereto as Exhibit 2 to Exhibit C, with any revisions reasonably acceptable to (a) CCOH, (b) the Debtors, and (c) GAMCO, solely with respect to any revisions that are materially inconsistent with the Term Sheet and adverse to CCOH; (iii) the Tax Matters Agreement, substantially in the form attached hereto as Exhibit 3 to Exhibit C, with any revisions reasonably acceptable to (a) CCOH, (b) the Debtors, and (c) GAMCO, solely with respect to any revisions that are materially inconsistent with the Term Sheet and adverse to CCOH; (iv) the Merger Agreement, substantially in the form attached hereto as Exhibit 4 to Exhibit C, with any revisions reasonably acceptable to (a) CCOH, (b) the Debtors, and (c) GAMCO, solely with respect to any revisions that are materially inconsistent with the Term Sheet and adverse to CCOH; (v) the Revolving Loan Agreement, substantially in the form attached hereto as Exhibit 5 to Exhibit C, with any revisions reasonably acceptable to (a) CCOH, (b) the Debtors, and (c) GAMCO, solely with respect to any revisions that are materially inconsistent with the Term Sheet and adverse to CCOH; and (vi) any other documents entered into in connection with, or contemplated by, the foregoing, or the Plan.

(ff) “Settlement” means the settlement between the Settling Parties, including without limitation, the resolution of the Delaware Actions as against the Settling Defendants and potential claims and objections in connection with the Chapter 11 Cases, on the terms and conditions set forth in this Settlement Agreement.

(gg) “Settlement Agreement” means this Agreement of Settlement Among the Settling Parties.

(hh) “Settlement Class Member” means each person and entity who or which is a member of the Proposed Settlement Class.

(ii) “Settlement Hearing” means the hearing set by the Bankruptcy Court under Rule 23(e)(2) and 23.1 of the Federal Rules of Civil Procedure and Bankruptcy Rules 7023, 7023.1, and 9014 to consider final approval of the terms of the Settlement.

(jj) “Settling Defendants” means the Delaware Individual Defendants, the Sponsor Entities, iHC, and iHM.

(kk) “Settling Defendants’/Company’s Releasees” means collectively, the Settling Defendants, CCOH, the Debtors, and their respective current and former officers, directors, employees, employers, parent entities, controlling persons, principals, affiliates or subsidiaries, partners, stockholders, representatives, members, agents, attorneys, financial or investment advisers, consultants, accountants, investment bankers, commercial bankers, executors, trustees, heirs, administrators, predecessors, successors, insurers, reinsurers, and assigns, if any.

(ll) “Settling Parties” means collectively, the Settling Defendants, the Settling Plaintiffs, the Debtors, and CCOH.

(mm) “Settling Plaintiffs” means GAMCO, Norfolk, and any or all of the Remaining Minority Shareholders.

(nn) “Settling Plaintiffs’ Counsel” means collectively, the law firms of (a) Entwistle & Cappucci, LLP, (b) Labaton Sucharow LLP, (c) Grant & Eisenhofer, P.A., and (d) Friedman Oster & Tejtel PLLC.

(oo) “Settling Plaintiffs’ Releasees” means collectively, the Settling Plaintiffs and their respective current and former officers, directors, employees, employers, parent entities, controlling persons, principals, affiliates or subsidiaries, partners, stockholders, representatives, members, agents, attorneys, financial or investment advisers, consultants, accountants, investment bankers, commercial bankers, executors, trustees, heirs, administrators, predecessors, successors, insurers, reinsurers, and assigns, if any.

(pp) “Settlement Consideration” means the consideration set forth in section 6 and section 7 of this Settlement Agreement.

(qq) “Sponsor Entities” means Bain and THL.

(rr) “Sponsor Entities’ Counsel” means Kellogg, Hansen, Todd, Figel & Frederick, P.L.L.C. and Ross Aronstam & Mortiz LLP.

(ss) “Summary Notice” means the Summary Notice of (I) Pendency of Proposed Settlement Among the Debtors, CCOH, the Sponsor Entities, the Delaware Individual Defendants, and the Settling Plaintiffs, (II) Settlement Fairness Hearing, and (III) Application for an Award of Settling Plaintiffs’ Attorneys’ Fees and Reimbursement of Litigation Expenses, substantially in the form attached hereto as Exhibit 2 to Exhibit A, to be published as set forth in the Preliminary Approval Order.

(tt) “Term Sheet” means that certain Settlement Term Sheet dated November 22, 2018 attached hereto as Exhibit B.

(uu) “THL” means Thomas H. Lee Partners, L.P.

CLASS CERTIFICATION

2. Prior to or promptly upon execution of this Settlement Agreement, but in no event later than ten (10) calendar days following such execution, GAMCO shall move for: (a) certification of the Proposed Settlement Class pursuant to Bankruptcy Rules 7023, 7023.1, and 9014, and rules 23(a) and 23(b)(1) of the Federal Rules of Civil Procedure; (b) designation of GAMCO as class representatives for the Proposed Settlement Class; and (c) appointment of Entwistle & Cappucci LLP as counsel for the Proposed Settlement Class pursuant to Rule 23(g) of the Federal Rules of Civil Procedure. Solely for purposes of the Settlement and for no other purpose, the Settling Defendants, the Debtors, and CCOH do not contest certification of the Proposed Settlement Class, designation of GAMCO as class representatives, and appointment of Entwistle & Cappucci LLP as counsel for the Proposed Settlement Class. In the event that the

Settlement is terminated pursuant to the terms of this Settlement Agreement, the certification of the Proposed Settlement Class in connection with this Settlement Agreement shall become null and void. In such case, the Settling Plaintiffs shall have the ability to continue to prosecute the GAMCO Complaint and/or the Norfolk Complaint, respectively, in the Delaware Court of Chancery, and shall have the ability to otherwise seek certification of the Proposed Settlement Class, and Settling Defendants shall have the right to contest both the merits and class certification.

PRELIMINARY APPROVAL OF SETTLEMENT

3. Prior to or promptly upon execution of this Settlement Agreement, but in no event later than ten (10) calendar days following such execution, the Debtors, CCOH, Norfolk, and GAMCO shall move for preliminary approval of the Settlement in the Bankruptcy Court and the scheduling of a hearing for consideration of final approval of the Settlement before the Bankruptcy Court, and the other Settling Parties shall not oppose that motion. Concurrently with the joint motion for preliminary approval, the Debtors, CCOH, and GAMCO shall apply to the Bankruptcy Court for entry of the Preliminary Approval Order, substantially in the form attached hereto as Exhibit A.

4. If the Bankruptcy Court denies the joint motion for preliminary approval, then the Settling Parties shall retain all of their respective rights as if this Settlement Agreement had never been entered.

THE SETTLEMENT CONSIDERATION

5. In full and final satisfaction, compromise, settlement, and discharge of the Delaware Actions, and in exchange for the Releases, agreements to cooperate, and other promises and consideration set forth herein, the Settling Defendants and the Debtors agree to provide the consideration set forth in section 6 and section 7 below and the other consideration set forth in the Term Sheet attached hereto as Exhibit B. GAMCO’s view of the value and benefits of the Settlement, including those reflected in the Term Sheet negotiated by GAMCO, the Debtors, CCOH, and others, was previously described in the Supplemental Declaration of Andrew J. Entwistle in Further Support of GAMCO Asset Management, Inc.’s Emergency Motion for Entry of an Oder (I) Directing the Application of Bankruptcy Rules 7023 and 7023.1, (II) Certifying a class, Designating a Class Representative, and Appointing Class Counsel for Purposes of Settlement, and (III) Granting Related Relief [Docket No. 2193]. The Settling Defendants and the Debtors recognize that Norfolk and its counsel’s prosecution of the Norfolk Action was a causal factor in (a) the Settling Defendants and the Debtors’ willingness to provide the consideration set forth in the Term Sheet and (b) the Debtors’ agreement following the December 11 hearing at which Norfolk raised certain objections to the Settlement to, among other things, (i) increase the amount available to CCOH under the Revolving Loan Agreement at the prime rate of interest from $170,000,000 to $200,000,000 as reflected in the Revolving Loan Agreement between iHC and CCOH attached hereto, (ii) commit to provide indemnification for certain tax liabilities of CCOH as set forth in the Tax Matters Agreement attached hereto, and (iii) commit to provide indemnification to CCOH for potential liabilities relating to certain existing leases between CCOH and third parties as reflected in the Separation Agreement attached hereto (collectively, the “Additional Post-Hearing Consideration”). The Debtors recognize that the Additional Post-Hearing Consideration provides CCOH and its affiliates with significant estimated value, including valuable commercial considerations, and with contingent value potentially in excess of $25,000,000.

6. As of and upon the occurrence of the Plan Effective Date, a corporate separation of CCOH from iHC or any other affiliated entity will occur pursuant to the terms of the Plan, the Term Sheet, and the Separation Documents attached hereto as Exhibit C.

7. The Settling Defendants, the Debtors, and all their respective current and former officers, directors, employees, affiliates, partners, members, agents, attorneys, heirs, administrators, and assigns, if any, will forever, fully, and unconditionally release, discharge, and covenant not to sue the Settling Plaintiffs, CCOH, and their respective current and former officers, directors, employees, employers, parent entities, controlling persons, principals, affiliates or subsidiaries, partners, stockholders, representatives, members, agents, attorneys, financial or investment advisers, consultants, accountants, investment bankers, commercial bankers, executors, trustees, heirs, administrators, predecessors, successors, insurers, reinsurers, and assigns, if any, from all claims, objections and all other causes of action that have been asserted, could have been asserted, or could ever be asserted by the Settling Defendants or the Debtors, individually, derivatively, and/or on a class basis relating in any way to the subject matter of the Debtors’ Chapter 11 Cases or the Delaware Actions or the intercompany agreements between CCOH and the Debtors, including any and all claims relating to the negotiation or execution of the Settlement, provided that claims for indemnification against a Debtor, a Debtor’s affiliate, or any other Releasee, and claims otherwise preserved by or arising under the Settlement, the Separation Documents, or the Plan, are not released.

8. The Settling Defendants and the Debtors acknowledge that they have been advised concerning, and/or are familiar with, the provisions of California Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR;

9. The Settling Defendants and the Debtors expressly acknowledge that they may hereafter discover facts in addition to those that they now know or believe to be true with respect to the Released Claims and that this Settlement Agreement has been negotiated and agreed upon in light of such possible unknown facts, and expressly waive, or shall be deemed to have waived, any and all rights under California Civil Code Section 1542 and under any other federal or state statute or law of similar effect. The Settling Defendants and the Debtors expressly acknowledge that this waiver was separately bargained for and is a material term of this Settlement Agreement.

RELEASE OF CLAIMS BY SETTLING PLAINTIFFS AND CCOH

10. In exchange for the Settlement Consideration set forth above:

(a) the Settling Plaintiffs, CCOH, and all their respective current and former officers, directors, employees, affiliates, partners, members, agents, attorneys, heirs, administrators, and assigns, if any, will forever, fully, and unconditionally release, discharge, and covenant not to sue the Settling Defendants, the Debtors, and their respective current and former officers, directors, employees, employers, parent entities, controlling persons, principals, affiliates or subsidiaries, partners, stockholders, representatives, members, agents, attorneys, financial or investment advisers, consultants, accountants, investment bankers, commercial bankers, executors, trustees, heirs, administrators, predecessors, successors, insurers, reinsurers, and assigns, if any, from the Released Claims which include, among other things, all claims, objections and all other causes of action that have been asserted, could have been asserted, or could ever be asserted by or on behalf of the Settling Plaintiffs or CCOH, individually, derivatively, and/or on a class basis relating in any way to the subject matter of the Debtors’ Chapter 11 Cases or the Delaware Actions or the intercompany agreements between CCOH and the Debtors, including any and all claims relating to the negotiation or execution of the Settlement, provided that claims for indemnification against a Debtor, a Debtor’s affiliate, or any other Releasee, and claims otherwise preserved by or arising under the Settlement, the Separation Documents, or the Plan, are not released;

(b) the Settling Plaintiffs and CCOH acknowledge that they have been advised concerning, and/or are familiar with, the provisions of California Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR;

(c) the Settling Plaintiffs and CCOH expressly acknowledge that they may hereafter discover facts in addition to those that they now know or believe to be true with respect to the Released Claims and that this Settlement Agreement has been negotiated and agreed upon in light of such possible unknown facts, and expressly waive, or shall be deemed to have waived, any and all rights under California Civil Code Section 1542 and under any other federal or state statute or law of similar effect. The Settling Plaintiffs and CCOH expressly acknowledge that this waiver was separately bargained for and is a material term of this Settlement Agreement; and

(d) the Settling Plaintiffs and CCOH will support the Plan.

ATTORNEYS’ FEES AND LITIGATION EXPENSES

11. Subject to the terms and conditions of this Settlement Agreement and any order of the Bankruptcy Court, the Settling Defendants, CCOH, and the Debtors have agreed the Debtors will pay Settling Plaintiffs’ Counsel’s fees and Litigation Expenses in the amount of (a) $4,700,000 in the aggregate to Entwistle & Cappucci LLP and (b) $2,450,000 in the aggregate to Labaton Sucharow LLP, Grant & Eisenhofer, P.A., and Friedman Oster & Tejtel PLLC, collectively. No award of attorneys’ fees and/or Litigation Expenses will be payable unless and until (i) there is a final and non-appealable Confirmation Order from the Bankruptcy Court finally approving the Settlement, (ii) there are final and non-appealable judgments dismissing each of the Delaware Actions with prejudice, and (iii) the Plan Effective Date has occurred. Except as provided in this paragraph, neither the Settling Plaintiffs nor the Settling Plaintiffs’ Counsel will seek or be entitled to any fees, expenses, costs, or compensation relating to the Chapter 11 Cases or the Delaware Actions.

12. The costs of the notice process of this Settlement Agreement, including the payment of all fees and expenses incurred by the Notice Administrator, and the fees and Litigation Expenses of Settling Plaintiffs’ Counsel, will be paid in full by the Debtors.

NOTICE AND SETTLEMENT ADMINISTRATION

13. As part of the Preliminary Approval Order, the Debtors shall seek appointment of Prime Clerk LLC as the Notice Administrator. The Notice Administrator shall administer the Notice process described below under Debtors’ Counsel’s supervision and subject to the jurisdiction of the Bankruptcy Court. None of the Settling Parties shall have any involvement in or any responsibility, authority, or liability whatsoever for the notice process and shall have no liability whatsoever to any person or entity, including, but not limited to, Settling Plaintiffs’ Counsel in connection with the foregoing. Settling Plaintiffs’ Counsel shall cooperate in the administration of the Settlement Agreement to the extent reasonably necessary to effectuate its terms.

14. In accordance with the terms of the Preliminary Approval Order to be entered by the Bankruptcy Court, Debtors’ Counsel shall cause the Notice Administrator to mail the Notice Form to those members of the Proposed Settlement Class as may be identified through reasonable effort. Debtors’ Counsel shall also cause the Notice Administrator to have the Summary Notice published in accordance with the terms of the Preliminary Approval Order. For the purposes of identifying and providing notice to the Proposed Settlement Class, within ten (10) business days of the date of entry of the Preliminary Approval Order, the Debtors shall provide or cause to be provided to the Notice Administrator, in electronic format, a list (consisting of names and addresses) of the Proposed Settlement Class.

15. Any Settlement Class Member who or that does not timely and validly object to the Settlement in the manner stated in the Preliminary Approval Order: (a) shall be deemed to have waived his, her, or its ability, to the extent any ability exists, to request to be excluded from the Proposed Settlement Class; (b) shall be forever barred from requesting exclusion from the Proposed Settlement Class in this or any other proceeding; and (c) shall be bound by the provisions of this Settlement Agreement, the Settlement, and all proceedings, determinations, orders, and judgments in the Chapter 11 Cases and relating to the Settlement, including, but not limited to, the Plan, the Confirmation Order, and the Releases provided for herein, whether favorable or unfavorable to the Proposed Settlement Class.

CONDITIONS OF SETTLEMENT AND EFFECT OF

DISAPPROVAL, CANCELLATION OR TERMINATION

16. The Effective Date of the Settlement shall be deemed to occur on the occurrence or waiver in writing of all of the following events:

(a) the Bankruptcy Court has entered the Preliminary Approval Order, substantially in the form set forth in Exhibit A attached hereto;

(b) the Settling Defendants have not exercised their option to terminate the Settlement pursuant to the provisions of this Settlement Agreement;

(c) CCOH has not exercised its option to terminate the Settlement pursuant to the provisions of this Settlement Agreement;

(d) the Debtors have not exercised their option to terminate the Settlement pursuant to the provisions of this Settlement Agreement;

(e) the Settling Plaintiffs have not exercised their option to terminate the Settlement pursuant to the provisions of this Settlement Agreement; and

(f) the Bankruptcy Court has entered the Confirmation Order that certifies the Proposed Settlement Class and approves the Settlement as described herein, following notice to the Proposed Settlement Class and a hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure, and the Confirmation Order is final and no longer subject to appeal.

17. If (i) the Settling Defendants exercise their right to terminate the Settlement as provided in this Settlement Agreement; (ii) CCOH exercises its right to terminate the Settlement as provided in this Settlement Agreement; (iii) the Debtors exercise their right to terminate the Settlement as provided in this Settlement Agreement; (iv) the Settling Plaintiffs exercise their right to terminate the Settlement as provided in this Settlement Agreement; (v) the Bankruptcy Court disapproves the Settlement; (vi) the Delaware Court of Chancery disapproves the Settlement; or (vii) the Effective Date as to the Settlement otherwise fails to occur, then:

(a) the Settlement and the Settlement Agreement shall be canceled and terminated;

(b) the Settling Plaintiffs and the Settling Defendants shall revert to their respective positions in the Delaware Actions as of immediately prior to the date of execution of this Settlement Agreement;

(c) the Settling Parties shall retain all of their respective rights and defenses as of immediately prior to the date of execution of this Settlement Agreement; and

(d) the terms and provisions of this Settlement Agreement shall have no further force and effect with respect to the Settling Parties and shall not be used against any of the Settling Parties or in the Delaware Actions or any other proceeding for any purpose, and any order entered by the Bankruptcy Court in accordance with the terms of this Settlement Agreement shall be treated as vacated, nunc pro tunc. In addition, no filings or orders submitted to the Bankruptcy Court shall be used in any other proceeding for any purpose.

18. It is further stipulated and agreed that each of the Settling Parties shall have the right to terminate the Settlement and this Settlement Agreement, by providing written notice of their election to do so (“Termination Notice”) to the other parties to this Settlement Agreement within thirty (30) days after: (a) the Bankruptcy Court’s refusal to enter the Preliminary Approval Order in any material respect or (b) the Bankruptcy Court’s refusal to enter a Confirmation Order that approves the Settlement or any material part thereof. Any decision or proceeding, however, whether in the Bankruptcy Court or any other court, with respect to an application for attorneys’ fees or reimbursement of Litigation Expenses shall not affect the finality of any Confirmation Order, if applicable, and shall not be grounds for termination of the Settlement.

NO ADMISSION OF WRONGDOING

19. Neither this Settlement Agreement (whether or not consummated), including the exhibits hereto, the negotiations leading to the execution of this Settlement Agreement, nor any proceedings taken pursuant to or in connection with this Settlement Agreement and/or approval of the Settlement (including any arguments proffered in connection therewith):

(a) shall be offered against any of the Settling Defendants’/Company’s Releasees as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Settling Defendants’/Company’s Releasees with respect to the truth of any fact alleged by the Settling Plaintiffs or CCOH, or the validity of any claim that has been asserted, could have been asserted, or could ever be asserted, the deficiency of any defense that has been or could have been asserted in the Delaware Actions or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Settling Defendants’/Company’s Releasees or in any way referred to for any other reason as against any of the Settling Defendants’/Company’s Releasees, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Settlement Agreement;

(b) shall be offered against any of the Settling Plaintiffs’ Releasees as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Settling Plaintiffs’ Releasees that any of their claims are without merit, that any of the Settling Defendants’/Company’s Releasees had meritorious defenses, or that damages recoverable from the Settling Defendants under the GAMCO Complaint and/or the Norfolk Complaint would not have exceeded the Settlement Consideration or with respect to any liability, negligence, fault, or other wrongdoing of any kind, or in any way referred to for any other reason as against any of the Settling Plaintiffs’ Releasees, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Settlement Agreement; or

(c) shall be construed against any of the Releasees as an admission, concession, or presumption that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial against the Settling Defendants.

MISCELLANEOUS PROVISIONS

20. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein. Notwithstanding the foregoing, in the event that there exists a conflict or inconsistency between the terms of this Settlement Agreement and the terms of any exhibit attached hereto, the terms of the Settlement Agreement shall prevail.

21. Nothing in this Settlement Agreement is intended to or shall limit the releases provided for in the Plan.

22. The Settling Parties intend this Settlement Agreement and the Settlement to be a final and complete resolution of all disputes that have been asserted, could have been asserted, or could ever be asserted by or on behalf of the Settling Plaintiffs or CCOH, individually, derivatively, and/or on a class basis, with respect to the Released Claims, including without limitation, in the Delaware Actions. The Settling Parties agree that the amounts paid and the other terms of the Settlement were negotiated at arms’ length and in good faith by the Settling Parties, and reflect the Settlement that was reached voluntarily after extensive negotiations and consultation with experienced legal counsel, who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses. The terms of the Settlement, as reflected in this Settlement Agreement, may not be modified or amended, nor may any of its provisions be waived except by a writing signed on behalf of the Settling Plaintiffs, CCOH, the Debtors, and the Settling Defendants (or their successors-in-interest).

23. The Releasees who are not signatories hereto shall be third-party beneficiaries under the Settlement and shall be entitled to enforce this Settlement Agreement in accordance with its terms. It is not the intention of the Settling Parties to confer third-party beneficiary rights or remedies upon any other person or entity.

24. The obligations and duties in this Settlement Agreement may not be assigned or transferred absent written consent of the Settling Parties.

25. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

26. The administration and consummation of the Settlement as embodied in this Settlement Agreement shall be under the authority of the Bankruptcy Court, and the Bankruptcy Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and Litigation Expenses to Settling Plaintiffs’ Counsel and enforcing the terms of this Settlement Agreement.

27. The waiver by one Settling Party of any breach of this Settlement Agreement by any other Settling Party shall not be deemed a waiver of any other prior or subsequent breach of this Settlement Agreement.

28. This Settlement Agreement may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf or ..tif image of the signature transmitted via email. All executed counterparts and each of them shall be deemed to be one and the same instrument.

29. This Settlement Agreement shall be binding upon and inure to the benefit of the Settling Parties and their respective affiliates, successors, heirs, executors, trustees, administrators, agents, and assigns, including any and all Releasees and any corporation, partnership, or other entity into or with which any Settling Party may merge, consolidate or reorganize.

30. The construction, interpretation, operation, effect and validity of this Settlement Agreement and all documents necessary to effectuate it shall be governed by the internal laws of the State of Texas without regard to conflicts of laws, except to the extent that federal law requires that federal law govern.

31. Any action arising under or to enforce this Settlement Agreement or any portion thereof, shall be commenced and maintained only in the Bankruptcy Court, except that the releases may be enforced in any court of competent jurisdiction.

32. This Settlement Agreement shall not be construed more strictly against one Settling Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that it is the result of arms’-length negotiations between the Settling Parties and all Settling Parties have contributed substantially and materially to the preparation of this Settlement Agreement.

33. All counsel and any other person executing this Settlement Agreement and any of the exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Settlement Agreement to effectuate its terms.

34. Settling Plaintiffs’ Counsel, CCOH and the Delaware Individual Defendants’ Counsel, Debtors’ Counsel, Sponsor Entities’ Counsel, and the CCOH Special Committee’s Counsel shall cooperate with one another in connection with the Debtors seeking Bankruptcy Court approval of the Preliminary Approval Order and the Settlement, as embodied in this Settlement Agreement, and cooperate with each other and use best efforts to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Bankruptcy Court of the Settlement, dismissal with prejudice of the Delaware Actions, and dismissal with prejudice of any action that is currently pending or that is later filed in state or federal court asserting any of the Released Claims.

35. In addition, in connection with obtaining dismissal with prejudice of the Delaware Actions, Settling Plaintiffs and Settling Plaintiffs’ Counsel agree to file a stipulation and proposed order of dismissal with prejudice in each of the Delaware Actions substantially in the form attached hereto as Exhibit E. Finally, within the first business day after the signing of this Settlement Agreement, Norfolk agrees to withdraw its Emergency Motion to Consolidate and Appoint Lead Plaintiff and Co-Lead Counsel pending in the Delaware Court of Chancery and seek a stay of the Norfolk Action pending final approval of this Settlement Agreement by the Bankruptcy Court.

36. If any Settling Party is required to give notice to another Settling Party under this Settlement Agreement, such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery or facsimile or email transmission, with confirmation of receipt. Notice shall be provided as follows:

If to GAMCO individually or as representative of the Proposed Settlement Class:	Andrew J. Entwistle Entwistle & Cappucci, LLP 299 Park Avenue, 20th Floor New York, NY 10171 Telephone: (212) 894-7200 Facsimile: (212) 894-7272 Email: aentwistle@entwistle-law.com

If to Norfolk individually and derivatively on behalf of CCOH:	Ned Weinberger Labaton Sucharow LLP 300 Delaware Ave., Suite 1340 Wilmington, DE 19801 Telephone: (302) 573-2540 Facsimile: (302) 573-6928 Email: nweinberger@labaton.com

-and-

Gordon Z. Novod Grant & Eisenhofer, P.A. 485 Lexington Avenue New York, NY 10017 Telephone: (646) 722-8523 Facsimile: (646) 722-8501 Email: gnovod@gelaw.com

-and-

Jeremy S. Friedman

Spencer Oster

David F.E. Tejtel
Friedman Oster & Tejtel PLLC
240 East 79th Street, Suite A
New York, NY 10075
Telephone: (888) 529-1108

Email: jfriedman@fotpllc.com
            oster@fotpllc.com
            dtejtel@fotpllc.com

If to the Debtors:

James H.M. Sprayregen, P.C.
Anup Sathy, P.C.

Brian D. Wolfe

William A. Guerrieri

Benjamin M. Rhode
Kirkland & Ellis LLP
Kirkland & Ellis International LLP
300 North LaSalle Street
Chicago, IL 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200

Email: james.sprayregen@kirkland.com
            anup.sathy@kirkland.com
            brian.wolfe@kirkland.com
             will.guerrieri@kirkland.com
            benjamin.rhode@kirkland.com

-and-

Christopher J. Marcus, P.C.
Kirkland & Ellis LLP
Kirkland & Ellis International LLP

601 Lexington Avenue
New York, NY 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

Email: christopher.marcus@kirkland.com

If to CCOH or the Delaware Individual Defendants:

William B. Chandler
Bradley D. Sorrels

Shannon E. German
Wilson Sonsini Goodrich & Rosati, P.C.
222 Delaware Avenue, Suite 800
Wilmington, Delaware 19801
Telephone: (302) 304-7600
Facsimile: (866) 974-7329

Email: wchandler@wsgr.com
            bsorrels@wsgr.com
            sgerman@wsgr.com

If to the CCOH Special Committee:

Matthew A. Feldman

Paul V. Shalhoub
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Telephone: (212) 728-8000
Facsimile: (212) 728-8111

Email: mfeldman@willkie.com
            pshalhoub@willkie.com

and

Jennifer J. Hardy
Willkie Farr & Gallagher LLP
600 Travis Street
Houston, TX 77002
Telephone: (713) 510-1700
Facsimile: (713) 510-1799

Email: jhardy2@willkie.com

If to the Sponsor Entities:

Kevin B. Huff
Brendan J. Crimmins
Kellogg, Hansen, Todd, Figel &

Frederick, P.L.L.C.
1615 M Street, N.W., Suite 400
Washington, D.C. 20036
Telephone: (202) 326-7900
Facsimile: (202) 326-7999

Email: khuff@kellogghansen.com
            bcrimmins@kellogghansen.com

and

David E. Ross
Ross Aronstam & Moritz LLP
100 South West Street, Suite 400
Wilmington, Delaware 19801
Telephone: (302) 576-1600
Facsimile: (302) 576-1100

Email: dross@ramllp.com

37. Except as otherwise provided herein, each Settling Party, other than the Delaware Individual Defendants, shall bear its own costs.

38. All agreements made and orders entered during the course of the Delaware Actions relating to the confidentiality of information shall survive this Settlement.

39. No opinion or advice concerning the tax consequences of the proposed Settlement is being given or will be given by the Settling Parties or their counsel; nor is any representation or warranty in this regard made by virtue of this Settlement Agreement. Each Settlement Class Member’s tax obligations, and the determination thereof, are the sole responsibility of the Settlement Class Member, and it is understood that the tax consequences may vary depending on the particular circumstances of each individual Settlement Class Member.

IN WITNESS WHEREOF, the Settling Parties have caused this Settlement Agreement to be executed, by their duly authorized attorneys, as of December 16, 2018.

Entwistle & Cappucci, LLP		Kirkland & Ellis LLP

By:	/s/ Andrew J. Entwistle	By:	/s/ William A. Guerrieri
	Andrew J. Entwistle		William A. Guerrieri

Andrew J. Entwistle Entwistle & Cappucci, LLP 299 Park Avenue, 20th Floor New York, NY 10171 Telephone: (212) 894-7200 Facsimile: (212) 894-7272 Counsel for GAMCO and the Proposed Settlement Class

James H.M. Sprayregen, P.C.
Anup Sathy, P.C.

Brian D. Wolfe

William A. Guerrieri

Benjamin M. Rhode
Kirkland & Ellis LLP
Kirkland & Ellis International LLP
300 North LaSalle Street
Chicago, IL 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200

-and-

Christopher J. Marcus, P.C.
Kirkland & Ellis LLP
Kirkland & Ellis International LLP

601 Lexington Avenue
New York, NY 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

Counsel for the Debtors

Labaton Sucharow LLP and Grant & Eisenhofer, P.A.

By:	/s/ Ned Weinberger
Ned Weinberger

Ned Weinberger

Labaton Sucharow LLP

300 Delaware Ave., Suite 1340

Wilmington, DE 19801

Telephone: (302) 573-2540

Facsimile: (302) 573-6928

Email: nweinberger@labaton.com

-and-

Gordon Z. Novod
Grant & Eisenhofer, P.A.
485 Lexington Avenue
New York, NY 10017
Telephone: (646) 722-8523
Facsimile: (646) 722-8501

-and-

Jeremy S. Friedman

Spencer Oster

David F.E. Tejtel
Friedman Oster & Tejtel PLLC
240 East 79th Street, Suite A
New York, NY 10075
Telephone: (888) 529-1108

Email: jfriedman@fotpllc.com
            oster@fotpllc.com
            dtejtel@fotpllc.com

Counsel for Norfolk

Wilson Sonsini Goodrich & Rosati, P.C.			Kellogg, Hansen, Todd, Figel & Frederick, P.L.L.C

By:	/s/ William B. Chandler	By:	/s/ Kevin B. Huff
	William B. Chandler		Kevin B. Huff

William B. Chandler
Bradley D. Sorrels

Shannon E. German
Wilson Sonsini Goodrich & Rosati, P.C.
222 Delaware Avenue, Suite 800
Wilmington, Delaware 19801
Telephone: (302) 304-7600
Facsimile: (866) 974-7329

Counsel for CCOH and the Delaware

Kevin B. Huff Brendan J. Crimmins Kellogg, Hansen, Todd, Figel & Frederick, P.L.L.C 1615 M Street, N.W., Suite 400 Washington, D.C. 20036 Telephone: (202) 326-7900 Facsimile: (202) 326-7999
Individual Defendants			-and-
Willkie Farr & Gallagher LLP			David E. Ross Ross Aronstam & Moritz LLP 100 South West Street, Suite 400 Wilmington, Delaware 19801 Telephone: (302) 576-1600
By:	/s/ Matthew A. Feldman		Facsimile: (302) 576-1100
	Matthew A. Feldman		Counsel for the Sponsor Entities

Matthew A. Feldman Paul V. Shalhoub Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Telephone: (212) 728-8000 Facsimile: (212) 728-8111 Counsel for the CCOH Special Committee

Execution Version

EXHIBIT A

Preliminary Approval Order

EXHIBIT 1

Notice of Settlement

EXHIBIT 2

Summary Notice

EXHIBIT B

Settlement Term Sheet

EXHIBIT C

Separation Documents

EXHIBIT 1

Settlement and Separation Agreement

EXHIBIT 2

Transition Services Agreement

EXHIBIT 3

Tax Matters Agreement

EXHIBIT 4

Merger Agreement

EXHIBIT 5

Revolving Loan Agreement

EXHIBIT D

Plan

EXHIBIT E

Stipulation and Proposed Order of Dismissal